UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): April 27, 2018

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2018, Centrus Energy Corp.’s operating subsidiary, United States Enrichment Corporation (together with Centrus Energy Corp., the “Company”) entered into a long-term agreement (the “Agreement”) with the French enricher, Orano Cycle (formerly, AREVA NC) (“Orano”) for the long-term supply of separative work units (“SWU”) contained in low enriched uranium (“LEU”) to the Company, nominally commencing in 2023.
Under the Agreement, the Company is obligated to purchase a minimum of approximately 2.4 million SWU over six (6) years. The Company may elect to begin deliveries as early as 2021 or to defer the commencement of purchases until 2024 and has the option to extend the six-year purchase period for an additional two (2) years. If the Company exercises its options for the two additional years, the minimum amount that the Company must purchase shall increase to approximately 3.7 million SWU.
The contract provides significant flexibility to adjust purchase volumes, subject to annual minimums and maximums that vary year by year.
The pricing for the SWU purchased by the Company is determined by a formula that uses a combination of market-related price points and other factors, and is subject to certain floors and ceilings. Prices are payable in a combination of dollars and Euros.
In addition to paying for the SWU in the LEU delivered by Orano, the Company will supply natural uranium for the natural uranium feed material component of the LEU.
U.S. imports of LEU from France are currently subject to an antidumping order that will remain in effect through at least the second quarter of 2019. Under the terms of the Agreement, Orano will have the right to partially limit the amount of LEU that can be delivered in the United States for so long as the LEU is subject to the antidumping order.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is expected to be filed as an exhibit to Centrus’ quarterly report on Form 10-Q for the second quarter ending June 30, 2018.

Item 7.01 Regulation FD Disclosure.
On May3, 2018, Centrus issued a press release announcing the event described in Item 1.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Centrus under the Securities Act of 1933 or the Exchange Act. A copy of the press release issued by Centrus in relation to the services agreement is furnished herewith pursuant to Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits
(d)    Exhibits.

Exhibit	Description
99.1	Press release dated May 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	May 3, 2018	By:	/s/ Marian K. Davis
Marian K. Davis
Senior Vice President, Chief Financial Officer and Treasurer